FOR IMMEDIATE RELEASE
Corporate Communications Contact:
David Alpern, Interchange Corporation
dalpern@interchangeusa.com/(949) 789-5284/Fax: (949) 784-0880
Investor Relations Contact:
John Baldissera, BPC Financial Marketing
(800) 368-1217
Interchange Reports First Quarter 2006 Financial Results
Irvine, CA — May 9, 2006 — Interchange Corporation (Nasdaq: INCX), owner of Local.com, a leading local search engine, today reported its financial results for the first quarter 2006.
First Quarter Results and Highlights:
•	Revenue was $3.2 million for the first quarter of 2006 which was at the high end of our guidance. Local search revenue was approximately $1.2 million which was $600,000 better than the previous quarter and $200,000 better than our guidance. National search revenue was approximately $2.0 million.

•	Net loss was $3.8 million for the first quarter of 2006, which was at the low end of our guidance. Basic and diluted net loss per share was $0.41. The net loss included $915,000, or $0.10 per share, of non-cash stock based compensation as required with the adoption of Statement of Financial Accounting Standards No. 123(R).

•	Cash and marketable securities were $12.0 million at March 31, 2006 with no material debt. The company used $2.3 million in cash during the quarter.

•	Released Local.com from beta

•	Launched uk.local.com beta.

•	Traffic on Local.com grew to 8.6 million monthly unique visitors and 42 million page views in March.

•	Hired VP Product Management, Vickie Young.

•	Entered into a number of local search partnerships including Fidelity Assets, Contractors.com, Judy’s Book and Jambo.

•	Launched LocalConnect and Domain Dividends syndication products.

•	Engaged an investment banker to explore strategic options for national search business.
“For the second quarter in a row, local search revenues have exceeded our expectations. We continue to build on the three value creators in search: traffic; technology; and advertisers. Local.com finished the quarter ranked as the 123rd busiest website and sixth largest pure-play local search engine according to comScore. In the second quarter we will launch high margin ad products on Local.com as we continue to monetize our high quality traffic.” said Heath Clarke, Interchange CEO. “Most important of all, the recent additions of Lee Siegfried as VP Engineering and Jennifer Black as VP Marketing, and the promotion of Bruce Crair to President & COO, complete a management team designed to take our company to the next level. We look forward to continuing to deliver on our goal of making Local.com number one in local search.”
Financial Guidance
The company expects second quarter 2006 revenue to be between $3.0 million and $3.2 million. Of this revenue, local search is expected to be approximately $1.6 million, which is an increase of approximately 40% over the first quarter 2006. The company expects net loss for the second quarter 2006 to be between $3.6 million and $3.8 million, which would be $0.39 to $0.41 per share. The loss per share forecast assumes 9.3 million outstanding shares.
The above guidance includes non-cash expenses of $1.2 million, or $0.13 per share, consisting of the following:
•	Non-cash stock based expense of approximately $675,000, or $0.07 per share, resulting from the adoption of Statement of Financial Accounting Standards No. 123(R) as required beginning January 2006; and

•	Depreciation and amortization of $520,000, or $0.06 per share.
Based on the above guidance, the company expects to use approximately $2.5 million in cash in Q2.
Conference Call and Webcast Information
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Doug Norman will participate in a conference call to discuss the results and outlook. The conference call will take place today, May 9, 2006 at 5:00 p.m. ET. Investors and analysts can participate in the call by dialing 1-888-802-2268 or 1-913-312-1271, pass code # 5479513. To listen to the Webcast, or to view the press release, please visit the Investor Relations section of the Interchange Website at: http://ir.interchangeusa.com. A replay of the Webcast will be available for 90 days at the company’s Website, starting approximately one hour after the completion of the call.
About Interchange
Interchange Corporation (Nasdaq: INCX) owns and operates Local.com (www.local.com), a leading local-search engine that now draws more than 8 million visitors per month seeking information on local businesses, products and services. Local.com is powered by the company’s proprietary Keyword DNA™ and local-web indexing technologies. The company serves local and national Internet, wireless and operator assisted local-search markets in the United States and Europe. Interchange generates revenue principally from paid-search advertising. The company recently launched a domain syndication network in the United States, launched Local.com in the United Kingdom (uk.local.com) and plans to expand into additional markets during 2006.
The company is headquartered in Irvine, California, with European headquarters in Stockholm, Sweden. For more information on Interchange, please visit: www.interchangeusa.com.
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Forward-Looking Statements: All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements within the meaning of section 21E of the United States Securities and Exchange Act of 1934, as amended. When used in this report, words such as “anticipate,” “believe,” “estimate,” “will”, “plans,” “expect,” “intend” and similar expressions, as they relate to

Interchange or our management, identify forward-looking statements. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.
All statements regarding potential results and future plans and objectives of the Company, including those made regarding the exploration of strategic options related to the Company’s National Search business, and the Company’s assumptions regarding the value, growth, margins and defensibility of Local.com, its traffic acquisition strategies, subscription advertising products and planned and future search activities, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in the company’s documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities.
Our Annual Report on Form 10-KSB, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as if the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Unless otherwise stated, all site traffic and usage statistics provided are from third-party service providers engaged by the company.

INTERCHANGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,752	$1,075
Restricted cash	10	10
Marketable securities	10,270	13,244
Accounts receivable, net of allowances of $15 and $30, respectively	1,198	1,138
Prepaid expenses and other current assets	376	377

Total current assets	13,606	15,844

Property and equipment, net	2,497	2,772
Intangible assets, net	3,523	3,760
Goodwill	12,445	12,445
Long-term restricted cash	166	166
Deposits	47	47

Total assets	$32,284	$35,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,552	$1,798
Accrued compensation	386	347
Deferred rent	543	575
Accrued royalties	478	496
Other accrued liabilities	776	631
Notes payable	56	84
Deferred revenue	332	295

Total liabilities, all current	4,123	4,226

Minority interest	(1)	(1)

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 9,232,509 and 9,171,944 issued and outstanding, respectively	—	—
Additional paid-in capital	49,826	48,706
Accumulated comprehensive loss	(135)	(151)
Accumulated deficit	(21,529)	(17,746)

Stockholders’ equity	28,162	30,809

Total liabilities and stockholders’ equity	$32,284	$35,034

INTERCHANGE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three months ended
	March 31,
	2006	2005
Revenue	$3,151	$5,911

Operating expenses:
Search serving	1,580	3,176
Sales and marketing	2,467	1,338
General and administrative	1,804	961
Research and development	950	556
Amortization of intangibles	237	51

Total operating expenses	7,038	6,082

Operating loss	(3,887)	(171)

Interest and other income	105	314

Income (loss) before income taxes	(3,782)	143

Provision for income taxes	1	12

Net income (loss)	$(3,783)	$131

Per share data:

Basic net income (loss) per share	$(0.41)	$0.02

Diluted net income (loss) per share	$(0.41)	$0.01

Basic weighted average shares outstanding	9,211,044	7,989,608
Diluted weighted average shares outstanding	9,211,044	9,765,291
Supplemental consolidated statements of operations information:

	Three months ended
	March 31,
	2006	2005
Non-cash stock based compensation expense:

Sales and marketing	$172	$—
General and administrative	670	9
Research and development	73	—

Total stock-based compensation expense	$915	$9

Basic and diluted net compensation expense per share	$0.10	$0.00